Exhibit 99.1
ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Englewood, CO - November 9, 2015 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three and nine months ended September 30, 2015. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), the nation’s second largest home security alarm monitoring company.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to nearly 1.1 million residential and commercial customers as of September 30, 2015. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights1:

•	Ascent’s net revenue for the three and nine months ended September 30, 2015 increased 4.3% and 4.5%

•
Ascent’s Pre-SAC Adjusted EBITDA*, which adjusts for the expensed portion of LiveWatch subscriber acquisition costs, for the three and nine months ended September 30, 2015, increased 1.9% and 2.9%, respectively

•	Monitronics’ Pre-SAC Adjusted EBITDA* for the three and nine months ended September 30, 2015, increased 1.2% and 2.7%, respectively

•	Monitronics’ subscriber accounts as of September 30, 2015 increased 3.3% to 1,091,627

•	Ascent spent $18.1 million to repurchase 624,861 shares, representing 4.7% of outstanding shares at the beginning of the quarter

*LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base. Please see the Appendix to this release for additional information about the non-GAAP measures included herein.

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “Ascent delivered solid operating and financial results in the third quarter. We were also pleased to be able to repurchase 624,861 shares in the quarter, representing 4.7% of outstanding shares. Most important, I am excited to welcome Jeff Gardner on board as CEO of Monitronics. Jeff brings a wealth of financial and operational experience in the telecommunications industry and I look forward to his contributions to the business going forward.”

Jeffery Gardner, President and Chief Executive Officer of Monitronics said, “I am pleased with Monitronics’ execution in the third quarter as the business delivered growth in net revenue, Pre-SAC Adjusted EBITDA and total subscribers. LiveWatch’s robust production engine also continues to generate a high volume of new accounts.

“I am excited to be taking the helm of Monitronics as CEO. I see vast opportunity ahead for the business and I look forward to leveraging my 25 years of experience running recurring revenue businesses in the telecom space to identify and develop additional growth opportunities.”

Results for the Three and Nine Months Ended September 30, 2015

For the three months ended, September 30, 2015, Ascent reported net revenue of $141.8 million, an increase of 4.3%. For the nine months ended September 30, 2015 net revenue increased 4.5% to $421.8 million. The increase in net

1. Comparisons are year-over-year unless otherwise specified.

revenue is primarily attributable to increases in Monitronics' subscriber accounts and average recurring monthly revenue ("RMR") per subscriber. Monitronics’ subscriber accounts increased 3.3% for the twelve months ended September 30, 2015, reflecting the acquisition of over 157,000 accounts through the Monitronics’ and LiveWatch subscriber acquisition channels subsequent to September 30, 2014, as well as 31,919 accounts acquired in the LiveWatch acquisition in February 2015. Monitronics’ average RMR per subscriber increased to $41.63 as of September 30, 2015. Excluding accounts acquired through the LiveWatch acquisition, which had an average RMR of $28.46, Monitronics’ average RMR per subscriber was $42.03 as of September 30, 2015.

Ascent’s total cost of services for the three and nine months ended September 30, 2015 increased 15.4% and 17.2% to $28.2 million and $81.0 million, respectively. This increase is attributable to the inclusion of LiveWatch, which expenses equipment costs associated with new customers. The increase is also attributable to the growth in the number of HomeTouch® customers and service costs for upgrades to customer systems. HomeTouch® services include home automation monitored across the cellular network.

Ascent's selling, general & administrative ("SG&A") costs for the three and nine months ended September 30, 2015, increased 28.9% and 14.2% to $31.4 million and $88.6 million, respectively. The increase is attributable to SG&A incurred at LiveWatch including marketing and sales cost related to the creation of new subscribers and one-time costs incurred by Monitronics of $946,000 related to professional services rendered in connection with the LiveWatch acquisition and $720,000 of costs incurred to relocate Monitronics’ headquarters in July 2015. LiveWatch SG&A for the three and nine months ended September 30, 2015 includes the accrual of $1.3 million and $3.1 million for certain contingent bonuses payable in the future to key members of LiveWatch management in accordance with their employment agreements. These increases were partially offset by decreases in Monitronics' staffing and operating costs as a result of the completion of the Security Networks integration in April 2014. SG&A for the nine months ended September 30, 2014 includes approximately $2.2 million of one-time professional fees rendered in relation to the Security Networks' integration.

Ascent's Adjusted EBITDA decreased 3.0% to $86.3 million during the quarter and decreased 0.5% to $264.6 million for the nine months ended September 30, 2015. Monitronics' Adjusted EBITDA decreased 3.5% to $88.3 million during the quarter and decreased 0.6% to $269.9 million for the nine months ended September 30, 2015. Adjusted EBITDA is negatively impacted by certain revenue and expenses associated with the acquisition of subscriber accounts. Monitronics' Adjusted EBITDA as a percentage of revenue was 62.2% in the third quarter of 2015, compared to 67.3% for the three months ended September 30, 2014. Monitronics' Adjusted EBITDA as a percentage of revenue for the nine months ended September 30, 2015 was 64.0%, compared to 67.3% for the prior year period.

Monitronics capitalizes payments to dealers to acquire accounts. In contrast, LiveWatch, a direct-to-consumer business, recognizes certain revenue and expenses associated with the acquisition of subscribers (subscriber acquisition costs, or "SAC") in the current period. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base.

For the three and nine months ended September 30, 2015, Ascent’s Pre-SAC Adjusted EBITDA for the three and nine months ended September 30, 2015 increased 1.9% and 2.9% to $90.6 million and $273.5 million, respectively. Monitronics’ Pre-SAC Adjusted EBITDA increased 1.2% and 2.7% to $92.6 million and $278.8 million, respectively. Monitronics' Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC Revenue for the three and nine months ended September 30, 2015 was 65.8% and 66.6%, respectively. For a reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics, please see appendix of this release.

Ascent reported a net loss from continuing operations for the three and nine months ended September 30, 2015 of $27.3 million and $55.5 million, compared to net losses from continuing operations of $11.0 million and $30.9 million in the same periods in 2014.

Monitronics reported a net loss for the three months ended September 30, 2015 of $21.4 million compared to a net loss of $8.3 million in the prior year period. For the nine months ended September 30, 2015, Monitronics reported a net loss of $45.7 million, compared to $24.7 million in the prior year period.

The table below presents subscriber data for the twelve months ended September 30, 2015 and 2014:

	Twelve Months Ended September 30,
	2015	2014
Beginning balance of accounts	1,056,734	1,041,740
Accounts acquired	189,590	155,568
Accounts canceled	(145,181)	(132,158)
Canceled accounts guaranteed by dealer and acquisition adjustments (a)	(9,516)	(8,416)	(b)
Ending balance of accounts	1,091,627	1,056,734
Monthly weighted average accounts	1,078,367	1,049,267
Attrition rate - Unit	(13.5)%	(12.6)%
Attrition rate - RMR (c)	(13.6)%	(12.4)%

(a)	Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Includes a net increase of 983 subscriber accounts related to the Security Networks Acquisition. The increase was driven by a favorable adjustment of 1,101 accounts associated with multi-site subscribers that were considered single accounts prior to the completion of the Security Networks integration in April 2014. The impact of this adjustment was offset by 118 subscriber accounts that were proactively canceled following the acquisition of Security Networks in August 2013 because they were active with both Monitronics and Security Networks.

(c)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

Unit attrition increased from 12.6% for the twelve months ended September 30, 2014 to 13.5% for the twelve months ended September 30, 2015. The increase in attrition is primarily associated with over 110,000 accounts acquired in bulk buys in the fourth quarter of 2012 and the first half of 2013. A portion of these accounts reached the end of their initial term during the last twelve months and as a result experienced normal elevated attrition levels. Excluding these bulk buys, attrition for the twelve months ended September 30, 2015 was 12.5%.

During the three months ended September 30, 2015 and 2014, Monitronics acquired 44,776 and 43,602 subscriber accounts, respectively. During the nine months ended September 30, 2015 and 2014, Monitronics acquired 151,592 and 118,227 subscriber accounts, respectively. Accounts acquired for the three and nine months ended September 30, 2015 include approximately 600 and 1,800 accounts, respectively, purchased in bulk buys. Accounts acquired for the nine months ended September 30, 2015 also includes 31,919 accounts from the LiveWatch Acquisition in February 2015. Accounts acquired for the three and nine months ended September 30, 2014 include approximately 2,500 and 5,400 accounts, respectively, purchased in bulk buys.

Ascent Liquidity and Capital Resources

At September 30, 2015, on a consolidated basis, Ascent had $128.2 million of cash, cash equivalents and marketable securities. A portion of these assets may be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

During the nine months ended September 30, 2015, Monitronics used cash of $205.1 million to fund subscriber account acquisitions, net of holdback and guarantee obligations.

At September 30, 2015, the existing long-term debt principal balance of $1.8 billion includes Monitronics' Senior Notes, Credit Facility and Credit Facility revolver and Ascent's Convertible Notes. The Convertible Notes have an outstanding principle balance of $103.5 million as of September 30, 2015 and mature on July 15, 2020. Monitronics'

Senior Notes have an outstanding principal balance of $585.0 million as of September 30, 2015 and mature on April 1, 2020. The Credit Facility term loans have an outstanding principal balance of $951.0 million as of September 30, 2015 and require principal payments of approximately $1.4 million per quarter with $403.8 million becoming due on March 23, 2018 and the remaining amount becoming due on April 9, 2022. The Credit Facility revolver has an outstanding balance of $129.6 million as of September 30, 2015 and becomes due on December 22, 2017.

During the nine months ended September 30, 2015, the Company repurchased 854,029 shares of Series A Common Stock pursuant to the Share Repurchase Authorizations for approximately $27.6 million. These repurchased shares were all canceled and returned to the status of authorized and unissued. As of September 30, 2015 the remaining availability under the Company’s Share Repurchase Authorizations will enable the Company to purchase up to an aggregate of approximately $12.3 million of Series A and Series B Common Stock.

Conference Call

Ascent will host a call today, Monday, November 9, 2015 at 5:00 PM ET. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 71995309. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through December 9, 2015 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 71995309.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, consumer demand for interactive and home automation services, the anticipated benefits of the LiveWatch acquisition, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

###

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$34,045	$12,612
Restricted cash	60	18
Marketable securities, at fair value	94,141	122,593
Trade receivables, net of allowance for doubtful accounts of $2,440 in 2015 and $2,120 in 2014	14,236	13,796
Deferred income tax assets, net	6,346	6,346
Prepaid and other current assets	11,215	8,546
Assets held for sale	6,418	18,935
Total current assets	166,461	182,846
Property and equipment, net of accumulated depreciation of $36,765 in 2015 and $30,030 in 2014	32,706	36,010
Subscriber accounts, net of accumulated amortization of $915,396 in 2015 and $736,824 in 2014	1,423,573	1,373,630
Dealer network and other intangible assets, net of accumulated amortization of $69,044 in 2015 and $54,077 in 2014	31,189	44,855
Goodwill	563,549	527,502
Other assets, net	24,559	27,520
Total assets	$2,242,037	$2,192,363
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,312	$6,781
Accrued payroll and related liabilities	5,080	4,077
Other accrued liabilities	42,389	30,727
Deferred revenue	15,497	14,945
Holdback liability	18,569	19,046
Current portion of long-term debt	5,500	9,166
Liabilities of discontinued operations	3,500	6,401
Total current liabilities	99,847	91,143
Non-current liabilities:
Long-term debt	1,734,800	1,618,324
Long-term holdback liability	3,003	5,156
Derivative financial instruments	17,166	5,780
Deferred income tax liability, net	18,962	15,875
Other liabilities	17,514	16,397
Total liabilities	1,891,292	1,752,675
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,357,788 and 13,162,095 shares at September 30, 2015 and December 31, 2014, respectively	124	132
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 384,086 shares both at September 30, 2015 and December 31, 2014	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,418,356	1,441,291
Accumulated deficit	(1,047,505)	(994,931)
Accumulated other comprehensive loss, net	(20,234)	(6,808)
Total stockholders’ equity	350,745	439,688
Total liabilities and stockholders’ equity	$2,242,037	$2,192,363

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenue	$141,846	136,027	$421,805	403,587
Operating expenses:
Cost of services	28,245	24,475	81,015	69,106
Selling, general and administrative, including stock-based compensation	31,362	24,336	88,643	77,609
Radio conversion costs	3,570	360	4,543	801
Amortization of subscriber accounts, dealer network and other intangible assets	66,958	64,341	193,625	189,382
Depreciation	2,805	2,525	7,788	7,851
Restructuring charges	—	51	—	969
Gain on disposal of operating assets	(1)	—	(1,155)	(69)
	132,939	116,088	374,459	345,649
Operating income	8,907	19,939	47,346	57,938
Other income (expense), net:
Interest income	779	822	2,041	2,542
Interest expense	(31,466)	(29,894)	(92,140)	(87,761)
Refinancing expense	—	—	(4,468)	—
Other income (expense), net	(3,555)	(10)	(2,278)	1,607
	(34,242)	(29,082)	(96,845)	(83,612)
Loss from continuing operations before income taxes	(25,335)	(9,143)	(49,499)	(25,674)
Income tax expense from continuing operations	(1,989)	(1,849)	(5,996)	(5,207)
Net loss from continuing operations	(27,324)	(10,992)	(55,495)	(30,881)
Discontinued operations:
Income (loss) from discontinued operations	2,994	(133)	2,921	(254)
Income tax expense from discontinued operations	—	—	—	—
Income (loss) from discontinued operations, net of income tax	2,994	(133)	2,921	(254)
Net loss	(24,330)	(11,125)	(52,574)	(31,135)
Other comprehensive income (loss):
Foreign currency translation adjustments	(220)	(305)	(151)	(107)
Unrealized holding losses on marketable securities, net	1,085	(1,646)	(868)	(1,500)
Unrealized gain (loss) on derivative contracts, net	(8,946)	4,355	(12,407)	(1,784)
Total other comprehensive income (loss), net of tax	(8,081)	2,404	(13,426)	(3,391)
Comprehensive loss	$(32,411)	(8,721)	$(66,000)	(34,526)

Basic and diluted income (loss) per share:
Continuing operations	$(2.10)	(0.81)	$(4.23)	(2.26)
Discontinued operations	0.23	(0.01)	0.22	(0.02)
Net loss	$(1.87)	(0.82)	$(4.01)	(2.28)

Weighted Average Series A and Series B Shares - basic and diluted	12,993,183	13,543,444	13,122,552	13,660,335
Total issued and outstanding Series A and Series B shares at period end			12,741,874	13,780,603

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
Amounts in thousands

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(52,574)	(31,135)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income tax	(2,921)	254
Amortization of subscriber accounts, dealer network and other intangible assets	193,625	189,382
Depreciation	7,788	7,851
Stock-based compensation	5,038	5,141
Deferred income tax expense	3,076	2,597
Gain on disposal of operating assets	(1,155)	(69)
Long-term debt amortization	3,725	3,255
Refinancing expense	4,468	—
Other non-cash activity, net	17,622	8,679
Changes in assets and liabilities:
Trade receivables	(7,203)	(6,657)
Prepaid expenses and other assets	(4,235)	1,612
Subscriber accounts - deferred contract costs	(1,181)	—
Payables and other liabilities	7,857	8,294
Operating activities from discontinued operations, net	20	(1,036)
Net cash provided by operating activities	173,950	188,168
Cash flows from investing activities:
Capital expenditures	(10,042)	(5,035)
Cost of subscriber accounts acquired	(205,050)	(202,429)
Cash paid for acquisition, net of cash acquired	(56,778)	—
Purchases of marketable securities	(24,448)	(3,535)
Proceeds from sale of marketable securities	48,616	—
Increase in restricted cash	(42)	(51)
Proceeds from the disposal of operating assets	20,174	241
Other investing activities	—	(436)
Net cash used in investing activities	(227,570)	(211,245)
Cash flows from financing activities:
Proceeds from long-term debt	749,550	139,500
Payments on long-term debt	(640,465)	(88,774)
Payments of financing costs	(6,477)	—
Stock option exercises	—	719
Purchases and retirement of common stock	(27,555)	(22,475)
Net cash provided by financing activities	75,053	28,970
Net increase in cash and cash equivalents	21,433	5,893
Cash and cash equivalents at beginning of period	12,612	44,701
Cash and cash equivalents at end of period	$34,045	50,594
Supplemental cash flow information:
State taxes paid, net	$3,491	2,644
Interest paid	71,180	67,314

Adjusted EBITDA
We evaluate the performance of our operations based on financial measures such as revenue and “Adjusted EBITDA.” Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or nonrecurring charges. Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent's total Adjusted EBITDA to net loss from continuing operations for the periods indicated (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total Adjusted EBITDA	$86,316	88,940	$264,578	265,871
Amortization of subscriber accounts, dealer network and other intangible assets	(66,958)	(64,341)	(193,625)	(189,382)
Depreciation	(2,805)	(2,525)	(7,788)	(7,851)
Stock-based compensation	(1,856)	(1,734)	(5,038)	(5,141)
Restructuring charges	—	(51)	—	(969)
Radio conversion costs	(3,570)	(360)	(4,543)	(801)
LiveWatch acquisition related costs	—	—	(946)	—
LiveWatch acquisition contingent bonus charges	(1,291)	—	(3,086)	—
Monitronics headquarters relocation costs	(720)	—	(720)	—
Security Networks integration related costs	—	—	—	(2,182)
Other-than-temporary impairment losses on marketable securities	(3,764)	—	(3,764)	—
Interest income	779	822	2,041	2,542
Interest expense	(31,466)	(29,894)	(92,140)	(87,761)
Refinancing expense	—	—	(4,468)	—
Income tax expense from continuing operations	(1,989)	(1,849)	(5,996)	(5,207)
Net loss from continuing operations	$(27,324)	(10,992)	$(55,495)	(30,881)

The following table provides a reconciliation of Monitronics’ total Adjusted EBITDA to net loss for the periods indicated (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total Adjusted EBITDA	$88,277	91,498	$269,918	271,475
Amortization of subscriber accounts, dealer network and other intangible assets	(66,958)	(64,341)	(193,625)	(189,382)
Depreciation	(2,717)	(2,246)	(7,498)	(6,827)
Stock-based compensation	(601)	(511)	(1,430)	(1,407)
Restructuring charges	—	(51)	—	(969)
Radio conversion costs	(3,570)	(360)	(4,543)	(801)
LiveWatch acquisition related costs	—	—	(946)	—
LiveWatch acquisition contingent bonus charges	(1,291)	—	(3,086)	—
Headquarters relocation costs	(720)	—	(720)	—
Security Networks integration related costs	—	—	—	(2,182)
Interest expense	(31,853)	(30,422)	(93,384)	(89,404)
Refinancing expense	—	—	(4,468)	—
Income tax expense	(1,981)	(1,899)	(5,953)	(5,211)
Net loss	$(21,414)	(8,332)	$(45,735)	(24,708)

Pre-SAC Adjusted EBITDA

LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics,' which capitalizes payments to dealers to acquire accounts. "Pre-SAC Adjusted EBITDA" is a measure that eliminates the impact of acquiring accounts at the LiveWatch business that is recognized in operating income. Monitronics' Pre-SAC Adjusted EBITDA is defined as Monitronics total Adjusted EBITDA excluding LiveWatch's SAC and the related revenue. We believe Monitronics' Pre-SAC Adjusted EBITDA is a meaningful measure of Monitronics' financial success in servicing its customer base. Pre-SAC Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Pre-SAC Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Pre-SAC Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

Presented below is the reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics and Ascent (amounts in thousands) (the reconciliations of Adjusted EBITDA to net loss or net loss from continuing operations, as applicable, are provided above):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Monitronics' total Adjusted EBITDA	$88,277	91,498	$269,918	$271,475
LiveWatch SAC, net of related revenue (a)	4,307	—	8,916	—
Monitronics' Pre-SAC Adjusted EBITDA	92,584	91,498	278,834	271,475

Monitronics' Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	65.8%	67.3%	66.6%	67.3%

Monitronics' total Adjusted EBITDA	$88,277	91,498	$269,918	$271,475
Corporate Adjusted EBITDA	(1,961)	(2,558)	(5,340)	(5,604)
Total Adjusted EBITDA	86,316	88,940	264,578	265,871
Total Pre-SAC Adjusted EBITDA	90,623	88,940	273,494	265,871

Total Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	64.4%	65.4%	65.3%	65.9%

(a)	Presented below is the reconciliation of Net revenue for Monitronics and Ascent to Pre-SAC revenue (amounts in thousands):

	Three Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014
Net revenue, as reported	$141,846	136,027	$421,805	403,587
LiveWatch revenue related to SAC	(1,172)	—	(2,839)	—
Pre-SAC revenue	140,674	136,027	418,966	403,587